Exhibit 16.2


March 10, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Gentlemen:

         We have read Item 4 on page 2 of Form 8-K dated March 6, 1998 of IntraNet Solutions, Inc. and are in agreement with the statements contained in paragraph two on page 2. We have no basis to disagree with the other statements of the Registrant contained therein.


                                        /s/ Lund Koehler Cox & Company, PLLP

                                        LUND KOEHLER COX & COMPANY, PLLP


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